Exhibit 99.1

Ethan Allen Reports Results for Quarter and Fiscal Year Ended June 30, 2009

DANBURY, Conn.--(BUSINESS WIRE)--August 11, 2009--Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE:ETH) today reported operating results for the three and twelve months ended June 30, 2009.

Three Months Ended June 30, 2009

Net delivered sales for the quarter ended June 30, 2009 amounted to $138.7 million as compared to $235.9 million in the prior year quarter. Net delivered sales for the Company’s Retail division were $102.3 million compared with $176.5 million the prior year quarter. Wholesale sales were $85.2 million versus $147.7 million the prior year quarter. Comparable Ethan Allen design center delivered sales were down 43.5% as compared to the prior year quarter.

For the quarter ended June 30, 2009, diluted loss per share amounted to $0.58 on a loss of $16.9 million, which includes a $12.9 million restructuring and impairment charge for previously announced actions. Also included in the current quarter results was $1.5 million ($0.05 per diluted share) of tax expense for the recording of reserves on certain deferred tax assets. This compares to diluted earnings per share and net income of $0.39 and $11.1 million, respectively, for the prior year, which included a restructuring and impairment charge of $2.8 million. Excluding the impact of the restructuring and impairment charges in both periods and the tax entries in the current quarter, diluted loss per share amounted to $0.23 in the current period compared to diluted earnings per share of $0.45 in the prior year comparable period.

Year Ended June 30, 2009

For the twelve months ended June 30, 2009, net delivered sales totaled $674.3 million as compared to $980.0 million in the prior year comparable period. Net delivered sales for the Company’s Retail division were $508.6 million compared with $724.6 million the prior year. Wholesale sales were $403.4 million versus $616.2 million the prior year. Comparable Ethan Allen design center delivered sales were down 32.5% as compared to the prior year comparable period.

For the twelve months ended June 30, 2009, which includes a $48.4 million goodwill impairment charge and $18.6 million of restructuring and impairment costs, diluted loss per share amounted to $1.83 on a net loss of $52.7 million. As noted above, the results for the fiscal year include $1.5 million tax expense booked in the fourth quarter ($0.05 per diluted share). This compares to diluted earnings per share and net income of $1.97 and $58.1 million respectively, for the prior year, which included a $6.8 million restructuring and impairment charge. Excluding the impact of the goodwill impairment and the tax expense noted above from the current year and the restructuring and impairment charges in both fiscal years, diluted loss per share amounted to $0.31 on a net loss of $8.9 million in the current year period as compared to diluted earnings per share of $2.12 on net income of $62.4 million in the prior year comparable period.

Farooq Kathwari, Chairman and CEO, commented, “Fiscal 2009, while extremely challenging, provided us the opportunity to accelerate our process of reinvention. We focused on two major initiatives. First: to bring our expense and cost structure down. On an annualized basis we reduced about $120 million in operating expenses and about $30 million in manufacturing costs. We will see most of the reductions benefiting our fiscal 2010. Second: to implement many initiatives that will create a strong competitive difference and help grow our sales and profitability. Our move toward custom production in our case goods manufacturing and the launch of the new Interior Design Affiliate program are just the latest examples of these initiatives.”

Mr. Kathwari further stated, “Our focus was also to maintain a strong cash position. As of June 30, 2009 we had $53 million in cash which has grown to $63 million. While business conditions remain very difficult, the rates of decline that we experienced in the last six months were substantially reduced in July.”

Analyst Conference Call

The Company will conduct a Conference Call at 11:00 AM (Eastern) on Wednesday, August 12th. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors.

About Ethan Allen

Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company"; NYSE:ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The Company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates six manufacturing facilities in the United States, which includes one sawmill, and one manufacturing facility in Mexico, and manufactures approximately sixty-five percent of its products in its United States plants. For more information on Ethan Allen’s products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Ethan Allen Interiors Inc.
Selected Financial Information
Unaudited
(in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Twelve Months Ended
	06/30/09	06/30/08	06/30/09	06/30/08

Net sales	$138.7	$235.9	$674.3	$980.0
Gross margin	48.7%	54.2%	51.5%	53.7%
Operating margin	-14.7%	8.1%	-10.8%	9.8%
Operating margin (ex restructuring &
impairment charges )	-5.4%	9.3%	-0.9%	10.5%
Net income (loss)	($16.9)	$11.1	($52.7)	$58.1
Net income (loss) (ex restructuring &
impairment charges)	($6.8)	$12.9	($8.9)	$62.4

Operating cash flow	$8.1	$18.9	$21.9	$86.1
Capital expenditures	$2.1	$13.7	$22.5	$60.0
Acquisitions	$0.6	$1.0	$1.4	$7.8
Treasury stock repurchases (settlement
date basis)	$0.0	$0.0	$0.0	$73.2

EBITDA	($13.9)	$26.6	($45.1)	$124.5
EBITDA as % of net sales	-10.0%	11.3%	-6.7%	12.7%
EBITDA (ex restructuring & impairment
charges )	($1.0)	$29.4	$21.9	$131.3
EBITDA as % of net sales (ex
restructuring & impairment charges )	-0.7%	12.5%	3.3%	13.4%

Selected Financial Data by Business Segment:
	Three Months Ended		Twelve Months Ended
	06/30/09	06/30/08	06/30/09	06/30/08
Retail
Net sales	$102.3	$176.5	$508.6	$724.6
Operating margin	-13.6%	-0.9%	-18.1%	-0.4%
Operating margin (ex restructuring &
impairment charges )	-12.3%	0.8%	-8.4%	0.6%

Wholesale
Net sales	$85.2	$147.7	$403.4	$616.2
Operating margin	-9.1%	13.9%	1.7%	16.3%
Operating margin (ex restructuring &
impairment charges )	4.5%	13.9%	6.0%	16.3%

Ethan Allen Interiors Inc.
Selected Financial Information
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	06/30/09	06/30/08	06/30/09	06/30/08

Net sales	$138,657	$235,907	$674,277	$980,045
Cost of sales	71,107	107,939	326,935	453,980
Gross profit	67,550	127,968	347,342	526,065
Operating expenses:
Selling	36,526	58,300	182,800	229,590
General and administrative	38,506	47,699	170,312	193,639
Goodwill impairment	-	-	48,400	-
Restructuring and impairment charge	12,880	2,843	18,601	6,836
Total operating expenses	87,912	108,842	420,113	430,065
Operating income (loss)	(20,362)	19,126	(72,771)	96,000
Interest and other miscellaneous income	336	1,413	3,355	7,891
Interest expense and other related financing costs	2,946	2,920	11,764	11,713
Income (loss) before income taxes	(22,972)	17,619	(81,180)	92,178
Income tax expense (benefit)	(6,049)	6,519	(28,493)	34,106
Net income (loss)	$(16,923)	$11,100	$(52,687)	$58,072

Basic earnings per common share:
Net income (loss) per basic share	$(0.58)	$0.39	$(1.83)	$1.98
Basic weighted average shares outstanding	28,954	28,686	28,814	29,267

Diluted earnings per common share:
Net income (loss) per diluted share	$(0.58)	$0.39	$(1.83)	$1.97
Diluted weighted average shares outstanding	28,954	28,826	28,814	29,470

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	June 30,	June 30,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$52,960	$74,376
Accounts receivable, net	13,086	12,672
Inventories	156,519	186,265
Prepaid expenses & other current assets	21,060	32,860
Deferred income taxes	5,873	4,005
Total current assets	249,498	310,178

Property, plant and equipment, net	333,599	350,432
Intangible assets, net	45,128	96,823
Other assets	13,003	7,080

Total Assets	$641,228	$764,513

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	$42	$41
Customer deposits	31,691	47,297
Accounts payable	22,199	26,444
Accrued expenses & other current liabilities	54,829	61,720
Total current liabilities	108,761	135,502

Long-term debt	203,106	202,988
Other long-term liabilities	23,438	22,923
Deferred income taxes	-	27,327
Total liabilities	335,305	388,740

Shareholders' equity	305,923	375,773

Total Liabilities and Shareholders' Equity	$641,228	$764,513

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three and Twelve Months Ended June 30, 2009 and 2008
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net Income / Earnings Per Share
Net income (loss)	$(16,923)	$11,100	$(52,687)	$58,072
Add: restructuring and impairment charge, net of
related tax effect	10,150	1,791	43,748	4,307
Net income (loss) (excluding restructuring and
impairment charge)	$(6,773)	$12,891	$(8,939)	$62,379

Earnings (loss) per basic share	$(0.58)	$0.39	$(1.83)	$1.98
Earnings (loss) per basic share (excluding
restructuring and impairment charge)	$(0.23)	$0.45	$(0.31)	$2.13
Basic weighted average shares outstanding	28,954	28,686	28,814	29,267

Earnings (loss) per diluted share	$(0.58)	$0.39	$(1.83)	$1.97
Earnings (loss) per diluted share (excluding
restructuring and impairment charge)	$(0.23)	$0.45	$(0.31)	$2.12
Diluted weighted average shares outstanding	28,954	28,826	28,814	29,470

Consolidated Operating Income / Operating Margin
Operating income (loss)	$(20,362)	$19,126	$(72,771)	$96,000
Add: restructuring and impairment charge	12,880	2,843	67,001	6,836
Operating income (loss) (excluding restructuring
and impairment charge)	$(7,482)	$21,969	$(5,770)	$102,836

Net sales	$138,657	$235,907	$674,277	$980,045
Operating margin	-14.7%	8.1%	-10.8%	9.8%
Operating margin (excluding restructuring and impairment
charge)	-5.4%	9.3%	-0.9%	10.5%

Wholesale Operating Income / Operating Margin
Wholesale operating income (loss)	$(7,726)	$20,492	$6,670	$100,324
Add: restructuring and impairment charge	11,539	-	17,420	-
Wholesale operating income (excluding restructuring and
impairment charge)	$3,813	$20,492	$24,090	$100,324
Wholesale net sales	$85,163	$147,708	$403,378	$616,230
Wholesale operating margin	-9.1%	13.9%	1.7%	16.3%
Wholesale operating margin (excluding restructuring and
impairment charge)	4.5%	13.9%	6.0%	16.3%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$(13,944)	$(1,506)	$(92,100)	$(2,800)
Add: restructuring and impairment charge	1,341	2,843	49,581	6,836
Retail operating income (loss) (excluding
restructuring and impairment charge)	$(12,603)	$1,337	$(42,519)	$4,036
Retail net sales	$102,263	$176,474	$508,621	$724,586
Retail operating margin	-13.6%	-0.9%	-18.1%	-0.4%
Retail operating margin (excluding restructuring and
impairment charge)	-12.3%	0.8%	-8.4%	0.6%

EBITDA
Net income (loss)	$(16,923)	$11,100	$(52,687)	$58,072
Add: interest expense (income), net	2,703	2,357	10,480	7,613
Add: income tax expense (benefit)	(6,049)	6,519	(28,493)	34,106
Add: depreciation and amortization	6,350	6,593	25,635	24,670
EBITDA	$(13,919)	$26,569	$(45,065)	$124,461
Net sales	$138,657	$235,907	$674,277	$980,045
EBITDA as % of net sales	-10.0%	11.3%	-6.7%	12.7%

EBITDA	$(13,919)	$26,569	$(45,065)	$124,461
Add: restructuring and impairment charge	12,880	2,843	67,001	6,836
EBITDA (excluding restructuring and impairment charge)	$(1,039)	$29,412	$21,936	$131,297
Net sales	$138,657	$235,907	$674,277	$980,045
EBITDA as % of net sales excluding restructuring and
impairment charge)	-0.7%	12.5%	3.3%	13.4%

CONTACT:
Ethan Allen Interiors Inc.
Investor / Media:
David R. Callen, 203-743-8305
Vice President Finance & Treasurer